[letterhead, MOEN AND COMPANY LLP]


January 17, 2007


                           CONSENT OF FORMER AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our auditors' report dated April 18, 2006 covering the audited financial statements of Shaanxi XinSheng Centennial Agricultural and Technology Co., Ltd. as at December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004 included in the Form SB-2 of China Agri-Business, Inc. dated January 17, 2007.


Yours very truly,
MOEN AND COMPANY LLP

Signed "Moen and Company LLP"